                                                                   EXHIBIT 10.34

                        SEPARATION AGREEMENT AND RELEASE
                                     BETWEEN
                                MCRAE B. JOHNSTON
                                       AND
                 GAINSCO, INC., NATIONAL SPECIALTY LINES, INC.,
        LALANDE FINANCIAL GROUP, INC., DLT INSURANCE ADJUSTORS, INC. AND
                       MIDWEST CASUALTY INSURANCE COMPANY

     This Separation Agreement and Release ("the Agreement") is made and entered into on December 17, 2002, by and between McRae B. Johnston (hereafter "Johnston" or "You") and GAINSCO, INC., a Texas corporation ("GAINSCO"), National Specialty Lines, Inc., a Florida corporation ("NSL"), Lalande Financial Group, Inc., a Florida corporation ("Lalande"), DLT Insurance Adjustors, Inc., a Florida corporation ("DLT"), and Midwest Casualty Insurance Company, a North Dakota corporation ("MCIC"). GAINSCO, NSL, Lalande, DLT and MCIC are sometimes referred to collectively as the "Company Parties." The Company Parties and Johnston are sometimes referred to collectively as the "Parties".

                                   WITNESSETH:

     WHEREAS, Johnston and the Company Parties understand that this Agreement does not effect a waiver or release of rights or claims that may arise from events occurring after the Effective Date of this Agreement (as that term is described in paragraph 4 below); and

     WHEREAS, Johnston and the Company Parties expressly agree and understand that the consideration for Johnston's waiver of rights or claims is included in the amount of money referred to in paragraph 6 below, which amount represents the sum of (i) the amount of money to which Johnston is otherwise entitled plus
(ii) the amount of money paid in consideration for Johnston's waiver of rights or claims; and

     WHEREAS, Johnston hereby resigns from any and all positions as an officer or director of any of the Released Parties (as defined in paragraph 10 below); and

     WHEREAS, the Company Parties desire to settle fully and finally any and all differences that Johnston may have with them; and

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1. DENIAL OF LIABILITY. The Parties understand and agree that neither the making of this Agreement nor the fulfillment of any condition or obligation of this Agreement constitutes an admission of any liability or wrongdoing on the part of the other or any of the Released Parties. All liability by either party to the others has been and is expressly denied.



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2. OTHER AGREEMENTS. This Agreement supersedes any and all other agreements, written or verbal, which may exist between any of the Company Parties and Johnston, including, but not limited to:

     a. The Employment Agreement between GAINSCO, NSL and Johnston, dated October 23, 1998, as such agreement may have been amended or supplemented (hereinafter referred to as the "Employment Agreement"). Accordingly, Johnston hereby acknowledges and agrees that he has no claims or rights under the Employment Agreement.

     b. The Stock Purchase Agreement between Johnston, GAINSCO, NSL and Lalande dated August 17, 1998, as such agreement may have been amended or supplemented (hereinafter referred to as the "Stock Purchase Agreement"). Accordingly, Johnston hereby acknowledges and agrees that he has no claims or rights under the Stock Purchase Agreement.

3. JOHNSTON'S ACKNOWLEDGMENTS.

     a. You have been advised by the Company Parties to consult with the attorney of Your choice prior to signing this Agreement.

     b. You have been given a period of at least twenty-one (21) days within which to consider this Agreement, but have elected to execute this Agreement in a shorter period of time.

     c. You would not be entitled to receive the consideration (as described in paragraph 6) being offered to You but for Your signing this Agreement.

     d. You may revoke this Agreement within seven (7) days after the date You sign it by providing written notice of the revocation to the Company Parties no later than the seventh day after You sign it. (This seven (7) day period of time given to you to revoke this Agreement is referred to hereafter as the "Revocation Period".) The Company Parties must receive written notice of revocation no later than 5:00 p.m. on the seventh day after you sign this Agreement. You may mail written notice of revocation to:

                          GAINSCO, INC.
                          ATTN:  PRESIDENT
                          1445 ROSS AVENUE, SUITE 5300
                          DALLAS, TEXAS 75202

     Alternatively, You may fax the written notice of revocation to GAINSCO, INC., Attention: President, at (214) 647-0430.

4. THE EFFECTIVE DATE. It is further expressly agreed by the Parties that this Agreement shall become effective and enforceable on the expiration of the Revocation Period on the seventh day after it is executed (the "Effective Date"), provided that Johnston has not revoked this Agreement in accordance with paragraph 3(d).



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5. VOLUNTARY AGREEMENT. Johnston represents that he has carefully read and fully understands all the provisions of this Agreement, that he is competent to execute this Agreement, and that he is voluntarily entering into this Agreement of his own free will and accord, without reliance upon any statement or representation of any person or parties released, or their representatives or their attorneys.

6. PAYMENT TO JOHNSTON. Provided that this Agreement has not been revoked in accordance with Paragraph 3(d), the Company Parties will pay to Johnston in one lump sum payment $310,000.00 (THREE HUNDRED TEN THOUSAND DOLLARS AND ZERO CENTS) no later than 3 business days after the Effective Date of this Agreement.

7. INDEMNIFICATION FOR UNPAID TAXES. Because the Company Parties will not withhold or pay any federal or state payroll taxes, Johnston does hereby agree to indemnify and save harmless the Company Parties of and from all claims for any unpaid federal income taxes, state and federal payroll taxes, applicable state and federal withholding tax obligations, penalties or interest arising out of this Agreement. The Company Parties shall issue a 2002 Form 1099-MISC to Johnston characterizing the payment to Johnston as "Other Income".

8. HEALTH INSURANCE. Johnston's health insurance and all other benefits of his employment will terminate according to the terms of the plans. This provision is not, however, intended to waive Johnston's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. ("COBRA"). Johnston will receive the COBRA notice under which he may exercise his option in connection with continuation of coverage.

9. VESTED RIGHTS IN CERTAIN EMPLOYEE BENEFIT PLANS. The Parties to this Agreement understand that to the extent Johnston may have vested rights pursuant to group health insurance plans, group life insurance plans, and 401(k) plans of the Company Parties, such rights are excluded from the scope of this Agreement and are not terminated or released by it.

10. RELEASE OF CLAIMS. Subject to the terms of this paragraph, Johnston hereby irrevocably and unconditionally releases, acquits and forever discharges the Company Parties and each of their current and former parents, owners, stockholders, predecessors, successors, assigns, agents, consultants, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, (collectively the "Released Parties"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown ("Claim" or "Claims") which Johnston now has, owns, holds, or which Johnston at any time heretofore had, owned, or held against any of the Released Parties, including, but not limited to: (a) all Claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended; (b) all Claims under Title VII of the Civil Rights Act of 1964, as amended; (c) all Claims under the Employee Retirement Income Security Act of 1974, as amended; (d) all Claims arising under the Americans With Disabilities Act of 1990, as amended; (e) all Claims arising under the Family and Medical Leave Act of 1993, as amended; (f) all Claims related to Johnston's alleged employment with any of the Company Parties; (g) all Claims of unlawful discrimination based on age, sex, race, religion, national origin, handicap, disability, equal pay, sexual orientation or otherwise; (h) all


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Claims of wrongful discharge, breach of an implied or express employment contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud, breach of any implied covenant of good faith and fair dealing and any other federal, state, or local common law or statutory claims, whether in tort or in contract; (i) all Claims related to unpaid wages, salary, overtime compensation, bonuses, severance pay, vacation pay, paid time off or other compensation or benefits arising out of Johnston's alleged employment with any and all Company Parties; (j) all claims arising under any federal, state or local regulation, law, code or statute; and (k) all claims arising under any of the agreements enumerated in paragraph 2, including without limitation all claims for change in control, earnout payments, and other amounts under the Stock Purchase Agreement and the Employment Agreement; provided however, that nothing contained in this Agreement is intended to release the Company Parties from any Claims that may arise following the Effective Date related to the Company Parties' breach of the provisions of this Agreement. IN SHORT, IN EXCHANGE FOR THE CONSIDERATION DESCRIBED IN PARAGRAPH 6 OF THIS AGREEMENT, JOHNSTON IS VOLUNTARILY GIVING UP HIS RIGHT TO SUE THE COMPANY PARTIES FOR ANY ALLEGED WRONGDOING WHICH PRECEDED THE DATE THAT JOHNSTON SIGNED THIS AGREEMENT, EXCEPT THAT JOHNSTON DOES NOT RELINQUISH HIS RIGHT TO CHALLENGE THIS AGREEMENT ON THE BASIS THAT IT WAS NOT KNOWING AND VOLUNTARY. HOWEVER, JOHNSTON HEREBY RE-AFFIRMS THAT THIS AGREEMENT IS KNOWING AND VOLUNTARY.

     Subject to the terms of this paragraph, the Company Parties hereby irrevocably and unconditionally release, acquit and forever discharge Johnston from any and all Claims which the Company Parties now have, own, hold, or which the Company Parties at any time heretofore had, owned, or held against Johnston; provided however, that nothing contained in this Agreement is intended to release Johnston from any Claims that may arise following the Effective Date related to Johnston's breach of the provisions of this Agreement.

11. REPRESENTATIONS OF NO LAWSUITS. Johnston represents that he has filed no lawsuits against any of the Released Parties or, if he has filed any lawsuits against any of the Released Parties, he will notify the Company Parties of such lawsuits immediately and cause them to be dismissed with prejudice prior to the Effective Date of this Agreement. The Company Parties represent that they have filed no lawsuits against Johnston or, if they have filed any lawsuits against Johnston, they will notify Johnston of such lawsuits immediately and cause them to be dismissed with prejudice prior to the Effective Date of this Agreement.

12. INDEMNIFICATION FOR SUITS AGAINST THE COMPANY PARTIES. Johnston covenants and promises not to sue or otherwise pursue legal action against the Company Parties or any of the Released Parties, other than for breach of this Agreement, and further covenants and promises to indemnify and defend the Company Parties and any of the Released Parties from any and all such claims, demands and causes of action, including the payment of reasonable costs and attorneys' fees relating to any claim, demand, or cause of action brought by him. Johnston agrees that should any legal action be pursued on his behalf by any person or entity against the Company Parties or any of the Released Parties regarding the claims released in this Agreement, Johnston will not accept recovery from such action, but will assign such recovery to the Company Parties and agrees to indemnify the Company Parties and any of the Released Parties against such claims and assessment of damages. Reciprocally, the Company Parties covenant and promise not to sue or otherwise pursue legal action against Johnston, other than for breach of this Agreement, and further covenant


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and promise to indemnify and defend Johnston from any and all such claims, demands and causes of action, including the payment of reasonable costs and attorneys' fees relating to any claim, demand, or cause of action brought by them. The Company Parties agree that should any legal action be pursued on their behalf by any person or entity against Johnston regarding the claims released in this Agreement, the Company Parties will not accept recovery from such action, but will assign such recovery to Johnston and agree to indemnify Johnston against such claims and assessment of damages.

13. NON-SOLICITATION. It is recognized and understood by the Parties hereto that the employees, agents, independent contractors and sub-contractors of the Company Parties are an integral part of the Company Parties' business and that it is extremely important for the Company Parties to retain their services. It is therefore understood and agreed by the Parties that, because of the nature of the business of the Company Parties, it is necessary to afford fair protection to the Company Parties from the loss of any such employees, agents, independent contractors and sub-contractors. Consequently, Johnston covenants and agrees that until December 1, 2007, Johnston shall not, directly or indirectly, or through any other person, firm, or corporation, or in any capacity as described in this paragraph, whether for or on behalf of Johnston or for any entity in which Johnston shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor, stockholder, director, officer, employer, employee, servant, agent, representative or otherwise, hire or engage or attempt to hire or engage any individual who is or has been an employee of any of the Company Parties at any time during the period commencing on July 1, 2002 and ending on December 1, 2007, other than Carlos De la Torre. Further, Johnston covenants and agrees that for a period commencing on the Effective Date of this Agreement and ending on December 1, 2007, Johnston shall not, directly or indirectly, or through any other person, firm, or corporation, or in any capacity as described in this paragraph above, induce, or attempt to induce or influence any employee, agent, independent contractor or sub-contractor of the Company Parties, or any of their parents, subsidiaries or affiliates to terminate their employment or relationship with the Company Parties, or any of their parents, subsidiaries or affiliates when the Company Parties, or any of their parents, subsidiaries or affiliates desire to retain the services of that employee, agent, independent contractor, or sub-contractor.

14. NON-COMPETITION.

     a. Until after December 31, 2004, Johnston shall not do any of the following:

          (i) engage directly or indirectly, alone or as a shareholder, partner, director, officer, employee of or consultant to any other business organization, in any business activities that are in the business of writing, claims adjusting, premium financing, selling, underwriting, or acting as an agent with respect to private passenger automotive insurance in the State of Florida (the "Designated Industry"); or

          (ii) approach any customer of the Company Parties in an attempt to divert it to any competitor of the Company Parties in the Designated Industry.

     b. Johnston's noncompetition obligations hereunder shall not preclude Johnston from owning less than five percent of the common stock of any publicly traded corporation


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     conducting business activities in the Designated Industry. If at any time the provisions of this paragraph 14 are determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this paragraph 14 shall be considered divisible and shall be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Johnston agrees that this paragraph 14 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. After two (2) years from the Effective Date of this Agreement, Johnston may engage in any activity in the Designated Industry subject to paragraphs 13 and 15.

15. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Johnston acknowledges and agrees that he had access to certain Confidential Information, trade secrets and proprietary data of the Company Parties, their parents, subsidiaries or affiliates by virtue of Johnston's relationship with the Company Parties and his participation in the Company Parties' activities and businesses. Johnston agrees to maintain (except with the specific prior written consent of the applicable Company Party) the secrecy of all Confidential Information (as hereinafter defined) and agrees not to disclose such Confidential Information to any person(s), employer(s), partnership(s), corporation(s) or other entity of any nature whatsoever, and agrees to maintain such confidential information in the strictest confidence and trust. "Confidential Information" means, in whatever form (tangible or intangible, including electronic data recorded or retrieved by any means), any and all trade secrets, confidential knowledge, proprietary data, and information owned by the Company Parties or their parents, affiliates, or subsidiaries, furnished by the Company Parties or any of their parents, affiliates or subsidiaries to Johnston, or developed by the Company Parties, their parents or any affiliates, subsidiaries, agents, contractors, or employees of the Company Parties and which relates to the business or activities of the Company Parties, or any of their parents, subsidiaries or affiliates including technical specifications, diagrams, flow charts, methods, processes, procedures, discoveries, concepts, calculations, techniques, formulae, systems, production plans, designs, research and development plans, marketing plans, business plans, business opportunities, cost and pricing data, customer records and lists, general chemical, engineering, manufacturing, financial and marketing know-how, copyrightable works and applications for registrations thereof, pending applications for letters patent of the United States and foreign countries, and any such that are issued, granted or published, in common law, state and federal rights relating to and under any trademarks, trade names or service marks (and also including any of the foregoing provided to Johnston by or on behalf of the Company Parties, or any of their parents, subsidiaries or affiliates prior to the Effective Date of this Agreement), but expressly excluding information which
(1) was available to the public prior to the time of disclosure to Johnston; (2) becomes available to the public through no act or omission of Johnston; or (3) becomes available to Johnston through or from a third party who is not under any obligation of confidentiality to the Company Parties, their parents, subsidiaries, or affiliates. Johnston hereby expressly acknowledges and agrees that if Johnston shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information, Johnston shall bear the burden of proving that any such information has become publicly available other than through the act or omission of Johnston and that the actions of Johnston do not constitute a breach of any obligation of Johnston hereunder. Johnston may disclose Confidential Information if required to disclose such information by law or court order, but


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before doing so Johnston must provide notice to the Company Parties with regard to such potential disclosure.

16. SCOPE OF RESTRICTIONS ON JOHNSTON. JOHNSTON HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH HEREIN ARE REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUSINESS INTERESTS AND GOODWILL OF THE COMPANY PARTIES AND THEIR BUSINESSES, OFFICERS, DIRECTORS AND EMPLOYEES. JOHNSTON FURTHER AGREES THAT THE RESTRICTIONS SET FORTH IN THIS AGREEMENT ARE NOT INCLUDED IN THIS AGREEMENT TO IMPAIR JOHNSTON'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD OR FIELDS OF JOHNSTON'S CHOICE, INCLUDING THOSE AREAS IN WHICH JOHNSTON IS, IS TO BE, OR HAS BEEN EMPLOYED BY ANY OF THE COMPANY PARTIES (EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN SECTION 14) BUT INSTEAD TO PROTECT THE CONFIDENTIALITY OF THEIR CONFIDENTIAL INFORMATION AND TRADE SECRETS AND LEGITIMATE BUSINESS INTERESTS.

17. SEVERABILITY. The invalidity, illegality or unenforceability of any provision herein shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any other provision hereof. In the event that any provision herein is determined to be invalid, illegal or unenforceable, any court having jurisdiction thereof shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18. DAMAGE TO GOODWILL. Johnston and the Company Parties promise and agree that they will not damage, or attempt to damage, the business reputation or goodwill of the other or make disparaging comments about the other.

19. COOPERATION WITH LITIGATION. Johnston agrees that in all future litigation involving the Company Parties for which the Company Parties request Johnston's cooperation that he will fully cooperate with the Company Parties. In return for his cooperation, Johnston shall be paid compensation at the rate of $125 per hour for any hours in excess of four (4) that he devotes to any particular litigation matter. The Company Parties also agree to reimburse Johnston for all the reasonable out-of-pocket costs incurred by Johnston due to his cooperation. The Parties agree that if Johnston is required to testify or provide information, he shall do so truthfully.

20. CURE PERIOD. If Johnston or the Company Parties determine that the other has breached this Agreement, the non-breaching party will notify the party in breach of that fact in writing and the party in breach will be afforded ten (10) days to cure the breach.

21. RETURN OF THE COMPANY PARTIES' PROPERTY. Johnston acknowledges that by the date Johnston executes this Agreement, he will return to the Company Parties any and all property and Confidential Information of the Company Parties, such as (but not limited to) marketing plans and related information, product development plans and related information, trade secret information, pricing information, vendor information, financial information, telephone lists, computer software and hardware, keys, credit cards, vehicles, telephones, and office equipment.



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22. CHOICE OF VENUE. Any action, claim, or other legal proceedings brought to enforce the Agreement or otherwise concerning this Agreement SHALL be brought in a court of competent jurisdiction in Dallas County, Texas.

23. CHOICE OF LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles. In the event any term or condition or provision of this Agreement shall be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining terms, conditions and provisions of this Agreement shall remain in full force and effect to the extent permitted by law.

24. WAIVERS. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement. No waiver or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may not be changed except by writing signed by the Parties.

25. PARAGRAPH NUMBERING AND ORDERING. The paragraph numbering and ordering in this Agreement is provided for convenience only and will not affect its construction or interpretation. Unless a clear contrary intention appears, the word "including" does not limit the preceding or following words or terms and the word "or" is used in the inclusive sense of "and/or".

26. BINDING EFFECT OF THIS AGREEMENT. This Agreement shall be binding upon Johnston and upon Johnston's heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executors, trustees, successors, and assigns. This Agreement shall be binding upon the Company Parties and their administrators, representatives, successors, and assigns.

27. CONSTRUCTION. This Agreement is the product of arms-length settlement negotiations between the Parties through their respective counsel, and no party shall be deemed to be the drafter of any provision or the entire agreement. Each of the provisions of this Agreement, including without limitation the provisions of Sections 2, 7, 10, 11, 12, 13, 14 and 15, was included as a material inducement to each of the parties to this Agreement to enter into this Agreement. The wording in this Agreement was reviewed and accepted by all Parties after reasonable time to review with legal counsel, and no party shall be entitled to have any wording of this Agreement construed against the other party as the drafter of the Agreement in the event of any dispute in connection with this Agreement.

28. EXECUTION OF DOCUMENTS. For the same aforesaid consideration, it is further expressly agreed and understood that the Parties will promptly execute any and all documents that are necessary and appropriate to effectuate the terms of this Agreement.

29. RESIGNATION. As evidenced by his signature below, Johnston hereby resigns from any and all positions as an officer or director of any of the Released Parties.


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     EXECUTED on the date first above written.

                                        /s/ McRae B. Johnston
                                        --------------------------------------
                                        McRae B. Johnston

                                        GAINSCO, INC.


                                        By:   /s/ Glenn W. Anderson
                                              --------------------------------

                                        Its:      President
                                             ---------------------------------


                                        NATIONAL SPECIALTY LINES, INC.


                                        By:   /s/ Glenn W. Anderson
                                              --------------------------------

                                        Its:      Secretary
                                             ---------------------------------


                                        LALANDE FINANCIAL GROUP, INC.

                                        By:   /s/ Glenn W. Anderson
                                              --------------------------------

                                        Its:      Secretary
                                             ---------------------------------


                                        DLT INSURANCE ADJUSTORS, INC.

                                        By:   /s/ Glenn W. Anderson
                                              --------------------------------

                                        Its:      Secretary
                                             ---------------------------------


                                        MIDWEST CASUALTY INSURANCE COMPANY

                                        By:   /s/ Glenn W. Anderson
                                              --------------------------------

                                        Its:      President
                                             ---------------------------------


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